UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Agilent Technologies, Inc. (the “Company”) was held on March 16, 2016 (the “Annual Meeting”).  A total of 327,768,902 shares of Common Stock, representing approximately 87% of the shares outstanding, were represented at the Annual Meeting. The voting results for each item of business properly presented at the Annual Meeting, as certified by the Company’s independent inspector of elections, are set forth below:

Proposal No. 1
The election of three (3) directors for a term of three years.  The individuals listed below received the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, and were each elected to serve a three-year term.

Name	For	Against	Abstain	Broker Non-Vote
Paul N. Clark	239,998,567	11,724,092	149,100	33,486,374
James G. Cullen	218,257,118	32,397,800	1,216,841	33,486,374
Tadataka Yamada, M.D.	240,521,290	11,197,352	153,116	33,486,374

Directors Heidi Fields, Robert J. Herbold, Koh Boon Hwee, Michael R. McMullen, Daniel K. Podolsky, M.D., Sue H. Rataj and George A. Scangos, Ph.D continued in office following the Annual Meeting.

Proposal No. 2
The proposal to ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year was approved as set forth below.

For	Against	Abstain
281,331,854	3,677,969	348,310

Proposal No. 3	The non-binding advisory vote to approve the fiscal year 2015 compensation of the Company’s named executive officers was approved as set forth below.

For	Against	Abstain	Broker Non-Vote
231,715,679	19,619,693	536,387	33,486,374

Proposal No. 4	The proposal to approve amendments to the Company’s Amended and Restated Certificate of Incorporation and Bylaws to declassify the board was not approved as set forth below.

For	Against	Abstain	Broker Non-Vote
251,160,803	471,258	239,698	33,486,374

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Senior Vice President, General Counsel and
Secretary

Date: March 18, 2016